EXHIBIT 32.2

Section 1350
Certificate of Chief Financial Officer (principal financial and chief accounting officer)

               In connection with the Quarterly Report of Oasys Mobile, Inc.  (the “Company”) on Form 10-Q for the Quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tracy T. Jackson, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

                2. The information contained in this Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: November 17, 2006	/s/ Tracy T. Jackson Tracy T. Jackson Chief Financial Officer (principal financial and chief accounting officer)